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[LOGO]                 AETNA LIFE INSURANCE AND ANNUITY COMPANY
                          HOME OFFICE:  151 FARMINGTON AVE.
                             HARTFORD, CONNECTICUT 06156
                                  1-800-525-4225

                                 Herein called Aetna

Agrees to pay the benefits stated in this Contract.







DETAILS OF VARIABLE FEATURES OF THIS CONTRACT ARE IN THE DEPOSIT,
RESERVE, AND SURRENDER PROVISIONS, AND ANNUITY PROVISIONS.

                             RIGHT TO CANCEL
The Owner may cancel this Contract within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Contract within 7 days after it receives the notice of cancellation and this Contract.

This page, and the following pages, and the application, make up the entire Contract.

Signed at Hartford, Connecticut on the Effective Date.



     /s/ Susan W Schechter               /s/ Dan Kearney
              SECRETARY                     PRESIDENT

         GROUP VARIABLE OR FIXED ANNUITY OR COMBINATION CONTRACT
                            NON-PARTICIPATING
            ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
        WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
      ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                                               (39169)
                                                               CAT. 2000599000
GLID-CDA-HO                                                    PRINTED IN U.S.A.







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                                SPECIFICATIONS

PLAN

OWNER

GROUP CONTRACT NO.

EFFECTIVE DATE


THIS CONTRACT IS DELIVERED IN
AND IS SUBJECT TO THE LAWS OF THAT JURISDICTION



Deduction from Deposit(s)-- The amount of the Net Deposit(s) applied will be the deposit(s) received minus a deduction for premium taxes, if any then deducted (see Deposit, Reserve, and Surrender Provisions of this Contract).

Deductions From The Separate Account And The Funds -- Total deductions equal 1.5% on an annual basis. Once Annuity payments begin, Aetna must earn a gross return on the assets of the Separate Account of:
(a) 5% on an annual basis if an assumed net return rate of 3.5% is chosen; or (b) 6.5% on an annual basis if an assumed net return rate of 5% is chosen; in order that the dollar amount of the Variable Annuity payments will not decrease.







GLID-CDA-HO                           2


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                              COVER SHEET
This Contract is a legal contract between the Owner and Aetna.

READ THIS CONTRACT CAREFULLY. This cover sheet is only a brief outline of some of the important features of this Contract. This cover sheet is not the insurance contract. Only the actual terms of this Contract will control. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.
                           TABLE OF CONTENTS
                        GENERAL DEFINITIONS                 Page
1.  Participant .........................................    4
2.  Annuitant ...........................................    4
3.  Annuity  ............................................    4
4.  Fixed Annuity .......................................    4
5.  Variable Annuity ....................................    4
6.  General Account .....................................    4
7.  Separate Accounts ...................................    4
8.  Fund(s) .............................................    4
9.  Valuation Period ....................................    4
                          GENERAL PROVISIONS
1.  Contract ............................................    5
2.  Incontestability ....................................    5
3.  Control of Contract and Individual Accounts .........    5
4.  Change of Contract by Aetna .........................    5
5.  Individual Certificates .............................    5
6.  Designation of Beneficiary ..........................    5
7.  Misstatements and Adjustments .......................    6
8.  State Laws ..........................................    6
9.  Non-participating Contract ..........................    6
              DEPOSIT, RESERVE, AND SURRENDER PROVISIONS
1.  Net Deposit .........................................    6
2.  Individual Accounts .................................    6
3.  Guaranteed Interest Rate -- General Account .........    6
4.  Record Units -- Separate Account ....................    7
5.  Investment Increment Factors -- Separate Account ....    7
6.  Record Unit Value -- Separate Account ...............    7
7.  Individual Account Reserve ..........................    7
8.  Active Life Fund ....................................    8
9.  Experience Credits ..................................    8
10.  Transfer of Individual Account Reserves ............    8
11.  Notice to the Owner ................................    8
12.  Sum Payable at Death (Before Annuity Payments Start).   8
13.  Surrender Value .....................................   9
                          ANNUITY PROVISIONS
1.  Choices to be Made ...................................  10
2.  Fund(s) Annuity Units -- Separate Account ............  10
3.  Fund(s) Annuity Unit Value -- Separate Account .......  10
4.  Annuity Options ......................................  11
5.  Other Terms of Annuity Options .......................  19
6.  Death of Annuitant/Beneficiary .......................  19

GLID-CDA-HO                            3


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                          GENERAL DEFINITIONS

1. PARTICIPANT -- A person who participates in the Plan and for whom benefits are being accrued under this Contract.

2. ANNUITANT -- A Participant or beneficiary on whose life an Annuity has been effected under this Contract.

3. ANNUITY -- Payment of an income:

   (a) for the life of one or two people;

   (b) for a stated period;

   (c) for some mix of (a) and (b); or

   (d) until there are no funds left.

4. FIXED ANNUITY -- An Annuity of a fixed dollar amount paid from the General Account.

5. VARIABLE ANNUITY -- An Annuity of a varying dollar amount paid from the Separate Account.

6. GENERAL ACCOUNT -- The Account which holds the assets of Aetna, other than those assets of Aetna in the Separate Accounts.
   Reserves for a Fixed Annuity are held in the General Account.

7. SEPARATE ACCOUNTS -- Accounts set up by Aetna under the Connecticut Insurance Laws. Assets for this class of variable contracts are set apart from other assets of Aetna. Reserves for a Variable Annuity are held in a Separate Account and invested in shares of Fund(s).

8. FUND(S) -- The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940. They are:

   (a) Aetna Variable Fund, Inc. (Variable Fund);

   (b) Aetna Variable Encore Fund, Inc. (Encore Fund);

   (c) Aetna Income Shares, Inc. (Income Fund); and

   (d) Other funds (if any) which Aetna may allow.

9. VALUATION PERIOD -- The period of time from the end of one business day to the end of the next business day.



GLID-CDA-HO                           4


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                          GENERAL PROVISIONS

1. Contract

   This Contract may be changed only by an officer of Aetna. Any change must be made in writing. Any choices under this Contract by the Owner, Annuitant or beneficiary must be in writing. Until receipt of such choices in the Home Office of Aetna, Aetna may rely on any previous choices made.

   Aetna will make Annuity payments as and when due. Any other payments will be made by Aetna within 7 days of receipt of the written claim for payment, except as otherwise provided in the Surrender Value provision.

2. Incontestability

   Aetna cannot cancel this Contract because of any error of fact on the application.

3. Control of Contract and Individual Accounts

   All of the benefits and rights granted by this Contract, or allowed by Aetna, belong to the Owner.

4. Change of Contract by Aetna

   Aetna may change any of the terms of this Contract. Aetna will notify the Owner in writing 30 days before the effective date of any such change. Any such change will not affect the amount or terms of any Annuity which began prior to such change. Changes that affect the following provisions of this Contract: (a)
   Annuity Options; (b) Net Deposit; (c) Guaranteed Interest Rate;
   (d) Individual Account Reserve; and (e) Surrender Value; will only apply to deposits made on behalf of Participants who become covered under this Contract on or after the effective date of such change. If the Owner fails to agree to any such change, no new Participants may be covered under this Contract. Aetna will continue to accept contributions for the Participants covered under this Contract prior to the change. This Contract is subject to change as required by federal or state law.

5. Individual Certificates

   Aetna shall issue certificates for each Participant as required by the state in which this Contract is delivered. The certificate will contain a summary of the benefits provided by this Contract. Certificates are not a part of this Contract.

6. Designation of Beneficiary

   The beneficiary for each Participant shall be as named, or later changed, by the Owner. If no beneficiary is living at the death of the Participant, payment of any amount due will be made to the Owner.



GLID-CDA-HO                           5



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7.  Misstatements and Adjustments

    If the age or sex of any payee is found to be misstated, the correct facts will be used to adjust payments.

8.  State Laws

    This Contract follows the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws.

9.  Grace Period

    This Contract will remain in effect even if deposits are not continued.

10. Non-Participating Contract

    The Owner will have no right to share in the earnings of Aetna.


              DEPOSIT, RESERVE, AND SURRENDER PROVISIONS


1.  Net Deposit

    The Net Deposit is the actual deposit minus a charge to pay premium taxes, if any. As a rule, Aetna will take this charge out of an Individual Account Reserve (see below) when annuity payments are to start. But, if Aetna determines that it must pay any imposed premium tax at any other time, it may take out the charge at any time.

2.  Individual Accounts

    Aetna will maintain Individual Accounts for each Participant. On the basis of information supplied by the Owner, Aetna will credit the Net Deposit(s) to such Accounts in either:

    (a) the General Account;

    (b) the Separate Account where they are invested in Fund(s) as directed by the Owner; or

    (c) a mix of (a) and (b).

3.  Guaranteed Interest Rate -- General Account

    On the Net Deposit(s) made to the General Account, Aetna will add interest daily at an annual rate no less than:

    (a) 4% except under the Annuity Provisions; and

    (b) 3.5% under the Annuity Provisions.

    Aetna may add interest daily at any higher rate.



GLID-CDA-HO                           6


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4.  Record Units -- Separate Account

    The portion of the Net Deposit applied to the Separate Account Fund(s) will determine the number of Record Units. This number is equal to the Net Deposit(s) divided by the Record Unit Value (see below) for the Valuation Period when the Net Deposit is received.

5.  Investment Increment Factors -- Separate Account

    Investment Increment Factors are those items used to determine a Fund's net return factor for each Valuation Period. The net return factor(s) are then used to compute all Separate Account values and payments.

    The gross return is equal to:

    (a) investment income; PLUS

    (b) realized and unrealized capital gains; MINUS

    (c) realized and unrealized capital losses; MINUS

    (d) certain investment expenses; and MINUS

    (e) a daily charge at an annual rate of .25% for investment management expense and profit.

    The gross return is divided by the net assets of the Fund at the start of the Valuation Period to compute the gross return rate. A gross return rate may be more or less than 0. The net return rate is equal to:

    (a) the gross return rate; PLUS or MINUS

    (b) taxes (or charges to a tax reserve) on the Separate  Account;
        and MINUS

    (c) a daily charge at an annual rate of 1.25% for annuity mortality and expense risks and profit.

    A net return rate may be more or less than 0.

    The net return factor for each Fund is equal to the net return rate plus 1.000000.

6.  Record Unit Value -- Separate Account

    The Record Unit Value for each Separate Account Fund is computed by multiplying the net return factor for the current Valuation Period by the Record Unit Value for the previous Period. The dollar value of Record Units, Separate Account Reserves, and Variable Annuity payments may go up or down due to investment gain or loss.

7.  Individual Account Reserve

    The Individual Account Reserve for each Participant is equal to:

    (a) Net Deposit(s) credited to the General Account (if any); PLUS

    (b) General Account interest added by Aetna; PLUS


GLID-CDA-HO                           7


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    (c) the value of Separate Account Record Units (if any); PLUS

    (d) any amount due to Experience Credits (see below); MINUS

    (e) a charge of $15 on each anniversary of each Individual Account effective date; and MINUS

    (f) any amounts previously surrendered.

8.  Active Life Fund

    The Active Life Fund is equal to the combined Reserves of all Individual Accounts, except those Accounts applied to the payment of Annuities.

9.  Experience Credits

    Aetna may apply Experience Credits to Individual Accounts in the Active Life Fund under this Contract. Any such credit will be computed as decided by Aetna.

10. Transfer of Individual Account Reserves

    The  Owner  may  transfer  any portion of  the  Individual  Account
    Reserves  from  any  Fund  to any other  Fund  or  to  the  General
    Account. Reserves cannot be transferred from the General Account to any of the Funds. A transfer of Reserves cannot be made within 90 days of a previous transfer.

11. Notice to the Owner

    Aetna will notify the Owner each year of:

    (a) the investments held in the Fund(s) for the Separate Account;
        and

    (b) the number of record units; or

    (c) the number of annuity units; and

    (d) the value of a unit.

    Such  number or values will be as of a date no more than  60 days before the date of the notice.

12. Sum Payable at Death (Before Annuity Payments Start)

    Aetna will pay to the beneficiary the Individual Account Reserve if:

    (a) the participant dies before Annuity payments start; and

    (b) the notice of death is received by Aetna.

    The sum paid will be the Reserve on the date when the notice is received. The beneficiary may choose to apply any sum under Annuity Options (see Annuity Provisions).

GLID-CDA-HO                           8

13. Surrender Value

    The amount paid by Aetna upon the surrender of all or any portion of the Active Life Fund or Individual Account(s) shall be reduced by a surrender fee. The surrender fee will be a percentage of the amount surrendered and will vary according to the number of Deposit Cycles completed for the Individual Account(s) being surrendered. The number of deposits to be made in a year is chosen by the Owner. A Deposit Cycle is completed when this number of deposits has been made. For each surrender from an Individual Account, the Fee will be as follows:

      NUMBER OF DEPOSIT CYCLES COMPLETED    FEE
      Less than 5                           5%
      5 or more but less than 7             4%
      7 or more but less than 9             3%
      9 or more but less than 19            2%
      19 or more                            0%

    In no event, however, will the Fee on a total surrender of an Individual Account exceed 9% of the actual deposits made to that Account.

    If the Active Life Fund invested in the General Account exceeds $500,000, Aetna reserves the right to pay out any surrender in equal installments over a period not to exceed 60 months.

    Under certain emergency conditions, Aetna has the right to defer payment of any surrender value as provided by federal or state law.


                          ANNUITY PROVISIONS

1.  Choices to be Made

    The Owner may tell Aetna to pay the Individual Account Reserve (minus any charges for premium taxes) as a premium for an Annuity under Options 2, 3, 4, and 5 (see below). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. The Owner may tell Aetna to make the first Annuity payment on the first day of any prior month.

    When any option is chosen, the Owner or beneficiary choosing the option must tell Aetna if payments are to be made other than monthly. They must also tell Aetna to pay:

    (a)  a Fixed Annuity;

    (b)  a Variable Annuity using Variable Fund;

    (c)  a Variable Annuity using Income Fund; or

    (d)  any mix of these.

    When choosing a Variable Annuity, an assumed net return rate of 5% per year may be chosen. If not chosen, Aetna will use an assumed net return rate of 3.5% per year.


GLID-CDA-HO                           9

2.  Fund(s) Annuity Units -- Separate Account

    The amount of the first Variable Annuity payment will be equal to:

    (a) the portion of the Individual Account Reserve (minus any charges for premium taxes) to be used to pay a Variable Annuity using the Fund(s); TIMES

    (b) the rate for each $1,000 for the Option chosen.

    Such amount, or portion, of the payment using a Fund will be divided by the Fund(s) Annuity Unit Value (see below) on the due date of the first payment to determine the number of the Fund(s) Annuity Units.

    Such  number  of Fund(s) Annuity Units remain fixed.   Each  future
    payment is equal to such number times the Fund(s) Annuity Unit Value on the due date of each payment.

3.  Fund(s) Annuity Unit Value -- Separate Account

    For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

    (a) the Value for the next previous Period; TIMES

    (b) the net return factor(s) (see Investment Increment -- Factors Separate Account provisions) for the tenth previous Period; TIMES

    (c) a factor to reflect the assumed net return rate.

    The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

    The dollar amount of Annuity Units, values, and payments may go up or down due to investment gain or loss.

    Payments shall not be changed due to mortality or expense results.

4.  Annuity Options

    Option 1 -- Payment of Interest on Sum Left With Aetna This option may be used only by the beneficiary when the death of the
    Participant  is  before Aetna has started  paying  an  Annuity.   A
    portion or all of the sum due may be held in the General Account of Aetna at interest (see Guaranteed Interest Rate -- General Account provision). The beneficiary may later tell Aetna to:

    (a) pay a portion, or all, of the sum held by Aetna; or

    (b) apply a portion, or all, of the sum held by Aetna under any of the Annuity Options below.

    Option 2 -- Payments of a Stated Dollar Amount -- An Annuity of a chosen amount will be paid until there are no funds left. The payments to be made in a year must be no less than $60 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years.


GLID-CDA-HO                           10

    Where there is a right under Federal Securities Law to forgo future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).

    Option 3 -- Payments for a State Period of Time -- An Annuity will be paid for the number of years chosen. The number of years must be no less than 3 and no more than 30.

    Where there is a right under Federal Securities Law to forgo future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).




GLID-CDA-HO                           11

            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
            AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

 Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
   Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                     PAYMENTS FOR A STATED PERIOD

  YEARS                 YEARS                 YEARS
 OF PAY-   AMOUNT OF   OF PAY-   AMOUNT OF   OF PAY-   AMOUNT OF
  MENTS    PAYMENTS     MENTS    PAYMENTS     MENTS     PAYMENTS
 -------   ---------   -------   ---------   -------   ----------
    3        $29.19       13       $7.94        22       $5.39
    4         22.27       14        7.49        23        5.24
    5         18.12       15        7.10        24        5.09
    6         15.35       16        6.76        25        4.96
    7         13.38       17        6.47        26        4.84
    8         11.90       18        6.20        27        4.73
    9         10.75       19        5.97        28        4.63
   10          9.83       20        5.75        29        4.53
   11          9.09       21        5.56        30        4.45
   12          8.46


    Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                     PAYMENTS FOR A STATED PERIOD

  YEARS                 YEARS                 YEARS
 OF PAY-   AMOUNT OF   OF PAY-   AMOUNT OF   OF PAY-   AMOUNT OF
  MENTS    PAYMENTS     MENTS    PAYMENTS     MENTS     PAYMENTS
 -------  ----------   -------   ---------   -------   ----------
    3       $29.80        13       $8.64        22       $6.17
    4        22.89        14        8.20        23        6.02
    5        18.74        15        7.82        24        5.88
    6        15.99        16        7.49        25        5.76
    7        14.02        17        7.20        26        5.65
    8        12.56        18        6.94        27        5.54
    9        11.42        19        6.71        28        5.45
   10        10.51        20        6.51        29        5.36
   11         9.77        21        6.33        30        5.28
   12         9.16


GLID-CDA-HO                           12

  Option 4 -- Life Income -- An Annuity will be paid for life. Payments may be made for a minimum stated period, if chosen, of 60, 120, 180 or 240 months. If the Annuitant dies before the end of such stated period, payments will be made to the beneficiary for the rest of the stated period.

            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
            AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

 Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
   Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

    AGE OF                 LIFE INCOME WITH
   ANNUITANT                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS
  MALE   FEMALE    NONE        60         120        180        240
 -----   ------    -----       --         ---        ---        ----
   50      55      $4.98      $4.96      $4.89      $4.77      $4.62
   51      56       5.08       5.05       4.98       4.85       4.68
   52      57       5.18       5.16       5.07       4.93       4.74
   53      58       5.30       5.26       5.17       5.01       4.80
   54      59       5.41       5.38       5.27       5.09       4.86

   55      60       5.54       5.49       5.37       5.17       4.92
   56      61       5.67       5.62       5.48       5.26       4.98
   57      62       5.80       5.75       5.59       5.35       5.04
   58      63       5.95       5.89       5.71       5.44       5.10
   59      64       6.10       6.03       5.83       5.53       5.16

   60      65       6.27       6.19       5.96       5.62       5.22
   61      66       6.44       6.35       6.09       5.72       5.27
   62      67       6.63       6.52       6.23       5.81       5.33
   63      68       6.82       6.71       6.38       5.91       5.38
   64      69       7.04       6.90       6.53       6.00       5.43

   65      70       7.26       7.11       6.68       6.10       5.47
   66      71       7.50       7.33       6.84       6.19       5.52
   67      72       7.76       7.56       7.01       6.28       5.55
   68      73       8.04       7.80       7.18       6.37       5.59
   69      74       8.34       8.07       7.35       6.46       5.62

   70      75       8.67       8.34       7.52       6.54       5.65
   71               9.01       8.63       7.70       6.62       5.67
   72               9.39       8.94       7.88       6.69       5.69
   73               9.79       9.26       8.05       6.76       5.71
   74              10.22       9.61       8.22       6.81       5.72
   75              10.69       9.96       8.39       6.87       5.73

   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



GLID-CDA-HO                           13

            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
            AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

    Rates for a Variable Annuity with Assumed Net Return Rate of 5%

    AGE OF                 LIFE INCOME WITH
   ANNUITANT                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS
  MALE   FEMALE    NONE        60         120        180        240
 -----   ------    -----       --         ---        ---        ----
   50      55      $5.89      $5.86      $5.78      $5.65      $5.48
   51      56       5.99       5.96       5.86       5.71       5.53
   52      57       6.09       6.06       5.95       5.79       5.59
   53      58       6.20       6.16       6.04       5.86       5.64
   54      59       6.32       6.27       6.14       5.94       5.70

   55      60       6.44       6.39       6.24       6.02       5.75
   56      61       6.57       6.51       6.34       6.10       5.80
   57      62       6.71       6.64       6.45       6.18       5.86
   58      63       6.85       6.77       6.56       6.26       5.91
   59      64       7.00       6.92       6.68       6.35       5.97

   60      65       7.16       7.07       6.80       6.43       6.02
   61      66       7.34       7.23       6.93       6.52       6.07
   62      67       7.52       7.40       7.06       6.61       6.12
   63      68       7.72       7.58       7.20       6.70       6.17
   64      69       7.93       7.77       7.35       6.79       6.21

   65      70       8.16       7.97       7.50       6.88       6.25
   66      71       8.40       8.19       7.65       6.97       6.29
   67      72       8.66       8.42       7.81       7.05       6.33
   68      73       8.94       8.66       7.97       7.14       6.36
   69      74       9.24       8.92       8.13       7.22       6.39

   70      75       9.56       9.19       8.30       7.29       6.41
   71               9.91       9.48       8.47       7.36       6.43
   72              10.29       9.78       8.64       7.43       6.45
   73              10.69      10.10       8.80       7.49       6.47
   74              11.13      10.43       8.97       7.55       6.48
   75              11.60      10.79       9.13       7.60       6.49

   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

   Option 5 -- Life Income for Two Payees -- An Annuity will be paid during the lives of the Annuitant and a second annuitant. At the death of either, payments will continue to the survivor. When this option is chosen, a choice must be made of:

        (a)  100% of the payment to continue to the survivor;
        (b)  66 2/3% of the payment to continue to the survivor;
        (c)  50% of the payment to continue to the survivor; or
        (d) payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.


GLID-CDA-HO                           14

            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
            AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

 Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
   Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                    JOINT AND LAST SURVIVOR ANNUITY
                         100% TO THE SURVIVOR
                           NO MINIMUM PERIOD


   AGE OF                        AGE OF ANNUITANT
   SECOND
  ANNUITANT     MALE 45   MALE 50   MALE 55   MALE 60   MALE 65   MALE 70
 MALE  FEMALE  FEMALE 50 FEMALE 55 FEMALE 60 FEMALE 65 FEMALE 70 FEMALE 75  MALE 75
 ----  ------  --------  --------- --------- ---------  -------- ---------  -------
  50     55      $4.10     $4.27     $4.43     $4.57     $4.69     $4.79     $4.86
  55     60       4.21      4.43      4.65      4.86      5.04      5.20      5.32
  60     65       4.30      4.57      4.86      5.15      5.43      5.68      5.88
  65     70       4.38      4.69      5.04      5.43      5.83      6.21      6.56
  70     75       4.44      4.79      5.20      5.68      6.21      6.78      7.33
  75     80       4.48      4.86      5.32      5.88      6.56      7.33      8.16
  80     85        --       4.91      5.41      6.03      6.82      7.80      8.95

    Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                    JOINT AND LAST SURVIVOR ANNUITY
                         100% TO THE SURVIVOR
                           NO MINIMUM PERIOD



   AGE OF                        AGE OF ANNUITANT
   SECOND
  ANNUITANT     MALE 45   MALE 50   MALE 55   MALE 60   MALE 65   MALE 70
 MALE  FEMALE  FEMALE 50 FEMALE 55 FEMALE 60 FEMALE 65 FEMALE 70 FEMALE 75  MALE 75
 ----  ------  --------  --------- --------- ---------  -------- ---------  -------
  50     55     $5.00      $5.16     $5.31     $5.44     $5.57     $5.67     $5.75
  55     60      5.11       5.31      5.51      5.71      5.90      6.06      6.19
  60     65      5.20       5.44      5.71      5.99      6.26      6.52      6.73
  65     70      5.28       5.57      5.90      6.26      6.65      7.04      7.38
  70     75      5.34       5.67      6.06      6.52      7.04      7.59      8.14
  75     80      5.38       5.75      6.19      6.73      7.38      8.14      8.96
  80     85       --        5.81      6.29      6.90      7.66      8.62      9.76

  Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



GLID-CDA-HO                           15

            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
            AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

 Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                    JOINT AND LAST SURVIVOR ANNUITY
                        66 2/3% TO THE SURVIVOR
                           NO MINIMUM PERIOD


   AGE OF                        AGE OF ANNUITANT
   SECOND
  ANNUITANT     MALE 45   MALE 50   MALE 55   MALE 60   MALE 65   MALE 70
 MALE  FEMALE  FEMALE 50 FEMALE 55 FEMALE 60 FEMALE 65 FEMALE 70 FEMALE 75  MALE 75
 ----  ------  --------  --------- --------- ---------  -------- ---------  -------
  50     55      $4.51     $4.72     $4.94     $5.18     $5.44     $5.71     $6.00
  55     60       4.70      4.94      5.20      5.49      5.81      6.14      6.49
  60     65       4.90      5.18      5.49      5.84      6.23      6.65      7.09
  65     70       5.11      5.44      5.81      6.23      6.71      7.25      7.82
  70     75       5.34      5.71      6.14      6.65      7.25      7.93      8.69
  75     80       5.58      6.00      6.49      7.09      7.82      8.69      9.69
  80     85        --       6.28      6.84      7.53      8.39      9.47     10.77

    Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                    JOINT AND LAST SURVIVOR ANNUITY
                        66 2/3% TO THE SURVIVOR
                           NO MINIMUM PERIOD



   AGE OF                        AGE OF ANNUITANT
   SECOND
  ANNUITANT     MALE 45   MALE 50   MALE 55   MALE 60   MALE 65   MALE 70
 MALE  FEMALE  FEMALE 50 FEMALE 55 FEMALE 60 FEMALE 65 FEMALE 70 FEMALE 75  MALE 75
 ----  ------  --------  --------- --------- ---------  -------- ---------  -------
  50     55      $5.43     $5.62     $5.84     $6.08     $6.36     $6.65     $6.98
  55     60       5.62      5.84      6.10      6.38      6.70      7.06      7.44
  60     65       5.82      6.08      6.38      6.72      7.11      7.54      8.01
  65     70       6.06      6.36      6.70      7.11      7.58      8.12      8.71
  70     75       6.31      6.65      7.06      7.54      8.12      8.80      9.56
  75     80       6.59      6.98      7.44      8.01      8.71      9.56     10.56
  80     85        --       7.31      7.84      8.49      9.33     10.38     11.66

  Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



GLID-CDA-HO                            16

            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
            AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

 Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                    JOINT AND LAST SURVIVOR ANNUITY
                          50% TO THE SURVIVOR
                           NO MINIMUM PERIOD


   AGE OF                        AGE OF ANNUITANT
   SECOND
  ANNUITANT     MALE 45   MALE 50   MALE 55   MALE 60   MALE 65   MALE 70
 MALE  FEMALE  FEMALE 50 FEMALE 55 FEMALE 60 FEMALE 65 FEMALE 70 FEMALE 75  MALE 75
 ----  ------  --------  --------- --------- ---------  -------- ---------  -------
  50     55      $4.75     $4.98     $5.24     $5.55     $5.91     $6.32     $6.79
  55     60       4.99      5.24      5.54      5.88      6.28      6.76      7.30
  60     65       5.26      5.55      5.88      6.27      6.73      7.27      7.90
  65     70       5.59      5.91      6.28      6.73      7.26      7.90      8.65
  70     75       5.96      6.32      6.76      7.27      7.90      8.67      9.57
  75     80       6.37      6.79      7.30      7.90      8.65      9.57     10.69
  80     85        --       7.30      7.88      8.59      9.49     10.61     12.00

    Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                    JOINT AND LAST SURVIVOR ANNUITY
                          50% TO THE SURVIVOR
                           NO MINIMUM PERIOD



   AGE OF                        AGE OF ANNUITANT
   SECOND
  ANNUITANT     MALE 45   MALE 50   MALE 55   MALE 60   MALE 65   MALE 70
 MALE  FEMALE  FEMALE 50 FEMALE 55 FEMALE 60 FEMALE 65 FEMALE 70 FEMALE 75  MALE 75
 ----  ------  --------  --------- --------- ---------  -------- ---------  -------
  50     55     $5.67      $5.89     $6.15     $6.47     $6.84     $7.29     $7.81
  55     60      5.91       6.15      6.44      6.78      7.20      7.70      8.28
  60     65      6.20       6.47      6.78      7.16      7.63      8.19      8.86
  65     70      6.54       6.84      7.20      7.63      8.16      8.80      9.58
  70     75      6.95       7.29      7.70      8.19      8.80      9.56     10.48
  75     80      7.42       7.81      8.28      8.86      9.58     10.48     11.60
  80     85       --        8.39      8.94      9.61     10.46     11.56     12.92

  Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


GLID-CDA-HO                            17

            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
            AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

 Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                    JOINT AND LAST SURVIVOR ANNUITY
                         100% TO THE SURVIVOR
                       120 MONTHS MINIMUM PERIOD



   AGE OF                        AGE OF ANNUITANT
   SECOND
  ANNUITANT     MALE 45   MALE 50   MALE 55   MALE 60   MALE 65   MALE 70
 MALE  FEMALE  FEMALE 50 FEMALE 55 FEMALE 60 FEMALE 65 FEMALE 70 FEMALE 75  MALE 75
 ----  ------  --------  --------- --------- ---------  -------- ---------  -------
  50     55     $4.10      $4.27     $4.42     $4.56     $4.68     $4.77     $4.83
  55     60      4.21       4.42      4.64      4.84      5.02      5.16      5.26
  60     65      4.30       4.56      4.84      5.12      5.38      5.61      5.78
  65     70      4.37       4.68      5.02      5.38      5.76      6.10      6.37
  70     75      4.42       4.77      5.16      5.61      6.10      6.58      7.00
  75     80      4.46       4.83      5.26      5.78      6.37      7.00      7.58
  80     85       --        4.86      5.33      5.88      6.55      7.29      8.02

      Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                    JOINT AND LAST SURVIVOR ANNUITY
                         100% TO THE SURVIVOR
                       120 MONTHS MINIMUM PERIOD



   AGE OF                        AGE OF ANNUITANT
   SECOND
  ANNUITANT     MALE 45   MALE 50   MALE 55   MALE 60   MALE 65   MALE 70
 MALE  FEMALE  FEMALE 50 FEMALE 55 FEMALE 60 FEMALE 65 FEMALE 70 FEMALE 75  MALE 75
 ----  ------  --------  --------- --------- ---------  -------- ---------  -------
  50     55      $5.00     $5.15     $5.30     $5.43     $5.55     $5.64     $5.71
  55     60       5.10      5.30      5.50      5.69      5.87      6.01      6.12
  60     65       5.19      5.43      5.69      5.96      6.21      6.44      6.61
  65     70       5.27      5.55      5.87      6.21      6.57      6.90      7.17
  70     75       5.32      5.64      6.01      6.44      6.90      7.37      7.78
  75     80       5.36      5.71      6.12      6.61      7.17      7.78      8.34
  80     85        --       5.75      6.19      6.72      7.35      8.06      8.76

  Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


GLID-CDA-HO                            18

5. Other Terms of Annuity Options

   No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

   Age, where used in the above tables, means age nearest birthday on the date of the first payment. The tables for Options 4 and 5 use the Annuity table for 1949 with:

   (a)  a 1 year age reduction for males; and

   (b)  a 6 year age reduction for females.

   If Fixed Annuity Options 3, 4, or 5 are chosen and Aetna's current applicable rates at that time are larger than the rates above, the larger payment will be made.

6. Death of Annuitant/Beneficiary

   When an Annuitant dies while payments are being made under an Annuity Option, payments will be continued to the beneficiary as provided by the option. If no beneficiary is living, the present value of any remaining payments will be paid in one sum to the Owner. The present value will assume the same interest rate that was used when the first payment was made.

   When a beneficiary dies while a sum is held at interest, the amount held will be paid in one sum to the estate of the beneficiary. When a beneficiary dies while payments are being made under an Annuity Option, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The present value will assume the same interest rate that was used when the first payment was made.








GLID-CDA-HO                            19

[LOGO]              AETNA LIFE INSURANCE AND ANNUITY COMPANY
                       HOME OFFICE: 151 FARMINGTON AVE.
                         HARTFORD, CONNECTICUT 06156
                             1-800-525-4225




         GROUP VARIABLE OR FIXED ANNUITY OR COMBINATION CONTRACT
                            NON-PARTICIPATING
            ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
        WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
      ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT

                                                               (39169)
                                                               CAT. 2000599000
GLID-CDA-HO                                                    PRINTED IN U.S.A.

                   AETNA LIFE INSURANCE AND ANNUITY COMPANY

                                    ENDORSEMENT

The Contract is hereby endorsed as follows:

   Delete the paragraph entitled DEDUCTIONS FROM THE SEPARATE ACCOUNT AND THE FUNDS on the SPECIFICATIONS page and replace it with the following:

     Deductions From The Separate Account and The Funds - Total deductions equal 1% on an annual basis. Once Annuity payments begin, Aetna must earn a gross return on the assets of the Separate Account of: (a) 4.5% on an annual basis if an assumed net return rate of 3.5% is chosen; or
     (b) 6% on an annual basis if an assumed net return rate of 5% is chosen; in order that the dollar amount of the Variable Annuity payments will not decrease.

   Delete the following paragraph from the section entitled INVESTMENT INCREMENT FACTORS - SEPARATE ACCOUNT:

     (c) a daily charge at an annual rate of 1.25% for annuity mortality and expense risks and profit.

   and replace it with the folowing:

     (c) a daily charge at an annual rate of .75% for annuity and expense risks and profit.

   Delete paragraphs (e) and (f) in the section entitled INDIVIDUAL ACCOUNT RESERVE under DEPOSIT, RESERVE, AND SURRENDER PROVISIONS and replace with the following:

     (e) a charge of $0 on each anniversary of each Individual Account effective date; and MINUS

     (f)  any amounts previously surrendered.

   Add the following to the end of the section entitled SURRENDER VALUE under DEPOSIT, RESERVE, AND SURRENDER PROVISIONS:

     The amount paid by Aetna upon the surrender of all or any portion of the Active Life Fund or Individual Account(s) shall not be reduced by a surrender fee when the surrender is due to separation from service.

   Endorsed and made a part of the Contract on the effective date of the Contract.


                                    /s/  Dan Kearny

                                    PRESIDENT
                                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


E2ACB95